Exhibit 99.1

PRESS RELEASE

CONTACT:	Alan W. Dakey, President and Chief Executive Officer
(570) 879-2175

PEOPLES FINANCIAL SERVICES CORP. TO DEREGISTER ITS SHARES
WITH THE SEC IN ACCORDANCE WITH THE JOBS ACT

HALLSTEAD, PA, May 25, 2012 — Peoples Financial Services Corp. (OTCBB: PFIS) announced today that as a result of the enactment of the “Jumpstart Our Business Startups Act” (the “JOBS Act”), its Board of Directors authorized Peoples to pursue the deregistration of its common stock under the Securities Exchange Act of 1934. The company is eligible to deregister because it has fewer than 1,200 holders of record of its common stock.

People’s management and Board of Directors made this decision after careful consideration and review of the cumulative costs and pros and cons of being a SEC registered company. Peoples believes that currently the incremental cost of compliance with general SEC regulations and Sarbanes-Oxley and other reporting requirements does not provide a discernible benefit to the Company and its shareholders.

Alan W. Dakey, President and Chief Executive Officer, stated, “The decision to deregister from the SEC was driven by a desire to achieve substantial annual savings by reducing accounting, legal and administrative costs associated with being an SEC registrant. Annual savings are estimated to be approximately $150,000 per year. However, we believe that deregistration will not affect trading in our common stock. Our stock will continue to be quoted on the OTCBB.”

After the deregistration process is completed, the Company’s quarterly and annual reports, proxy statements and current reports will no longer be filed with the SEC.  The Company will continue to provide comprehensive quarterly press releases as to its financial position and financial performance. The Company will also post press releases, as well as certain quarterly and annual information on its website. The Company will continue to provide  annual reports in accordance with generally accepted accounting principles and proxy statements to shareholders. Peoples currently expects to complete the deregistration process during the third quarter of 2012.

Peoples Financial Services Corp., with consolidated assets of $631.7 million at March 31, 2012, is the bank holding company for its wholly owned subsidiary, Peoples Neighborhood Bank, which serves the communities of Lackawanna, Wyoming and Susquehanna Counties in Pennsylvania and Broome County in New York through eleven offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities.  In addition, customers can take advantage of PNB Online Banking services by accessing the Company's website at http://www.peoplesnatbank.com. Peoples Wealth Management, a division of the Bank’s subsidiary Peoples Advisors LLC, provides investment advisory services to the general public. The Company's business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

Forward-Looking Statements

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include the possibility that anticipated cost savings may not be realized, estimated synergies may not occur, increased demand or prices for the corporation's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of their business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions.